UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase Agreement

On September 11, 2025, Glucotrack, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Sixth Borough Capital Fund, LP (the “Investor”), pursuant to which the Investor has committed to purchase up to $20.0 million of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain limitations and satisfaction of the conditions set forth in the Purchase Agreement.

Under the terms and subject to the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $20.0 million of the Company’s Common Stock (the “Purchase Shares”). Such sales of Common Stock by the Company, if any, will be subject to certain limitations specified in the Purchase Agreement and may occur from time to time, at the Company’s sole discretion, during the 24-month period beginning on the “Commencement Date.” The Commencement Date is the date on which all conditions to the Investor’s purchase obligation under the Purchase Agreement have been satisfied, including the effectiveness of a registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of shares issued or issuable to the Investor under the Purchase Agreement, and the filing of the related final prospectus with the SEC, as required pursuant to the Registration Rights Agreement.

Regular Purchases

From and after the Commencement Date, the Company may, by written notice (each, a “Regular Notice”), direct the Investor to purchase up to 20,000 shares of Common Stock (each such purchase, a “Regular Purchase” and, the day on which the Investor receives the Regular Note, the “Regular Purchase Date”), subject to adjustment as described below (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). The purchase price for each Regular Purchase (the “Regular Purchase Price”) shall be equal to the lesser of ninety-seven percent (97%) of: (i) the volume weighted average price (the “VWAP”) of the Common Stock on the Nasdaq Capital Market (the “Principal Market”) on the date the Regular Notice is delivered to the Investor (the “Regular Purchase Date”); or (ii) the average of the three (3) lowest closing sale prices for the Common Stock on the Principal Market (each, a “Closing Sale Price”) during the ten (10) trading days prior to the Regular Purchase Date. The Regular Purchase Share Limit shall increase to 25,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $3.00, and shall further increase to 30,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $5.00. The Investor’s committed obligation under any single Regular Purchase shall not exceed $500,000.

Add-On Purchases

Subject to the terms and conditions of the Purchase Agreement, in addition to directing purchases of Purchase Shares as pursuant to a Regular Notice, the Company shall also have the right, but not the obligation, to direct the Investor to purchase a number of Purchase Shares by delivering a written notice to the Investor (each, an “Add-On Purchase Notice”). Each Add-On Purchase Notice may direct the Investor to purchase a number of Purchase Shares not to exceed the lesser of: (i) three (3) times the number of shares purchased pursuant to the corresponding Regular Notice, or (ii) 30% of the trading volume of the Common Stock on the date of the Add-On Purchase Notice (the “Add-On Purchase Share Amount”). The purchase price for each Add-On Purchase (the “Add-On Purchase Price,” and each such purchase, an “Add-On Purchase”) shall be equal to the lesser of ninety-five percent (95%) of: (i) the VWAP reported by the Principal Market for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Regular Purchase Date (the “Add-On Purchase Date”), or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, or such other time publicly announced as the official close of trading on such applicable Add-On Purchase Date; and (ii) the average of the three (3) lowest Closing Sale Prices of the Common Stock during the ten (10) business days immediately prior to the Add-On Purchase Date. The Company may deliver an Add-On Purchase Notice to the Investor only if: (i) it has properly submitted a Regular Notice on the same Regular Purchase Date, providing for the purchase of a number of Purchase Shares equal to or greater than the Regular Purchase Share Limit then in effect (including any automatic increases resulting from the applicable Closing Sale Price or other adjustments under the Purchase Agreement); and (ii) the Investor has received all Purchase Shares subject to all prior Regular Purchases (excluding the Regular Purchase made on such Regular Purchase Date), as well as all prior Add-On Purchases and Intraday Purchases (as defined herein) initiated by the Company under the Purchase Agreement.

Intraday Purchases

In addition to purchases of Purchase Shares as described above, the Company shall also have the right, on no more than three (3) occasions during any business day, but not the obligation, to direct the Investor to purchase additional shares of Common Stock by delivering written notice (each, an “Intraday Purchase Notice”) on such day (the “Intraday Purchase Date”). The total number of shares of Common Stock set forth in each Intraday Purchase Notice, together with the number of shares specified in any other Intraday Purchase Notices submitted on the same day, shall not exceed the lesser of: (i) 100% of the average daily trading volume reported by the Principal Market during the five (5) business days preceding the business day prior to the Intraday Purchase Date; and (ii) the Investor’s committed daily obligation of $1,000,000 (such maximum aggregate amount, the “Intraday Purchase Share Amount”). The purchase price per share for each such transaction (the “Intraday Purchase Price,” and each such transaction, an “Intraday Purchase”) shall be equal to the greater of ninety-five percent (95%) of: (i) the lowest transaction price reported by the Principal Market during the period beginning at 9:30:01 a.m., Eastern time, on the applicable Intraday Purchase Date, or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, on such applicable Intraday Purchase Date, or such other time publicly announced as the official close of trading on such applicable Intraday Purchase Date; and (ii) the Closing Sale Price of the Common Stock on the business day immediately prior to the Intraday Purchase Date. The Company may submit an Intraday Purchase Notice only if it is delivered to the Investor prior to 2:00 P.M. Eastern time on the applicable business day, the notice specifies the number of shares to be purchased, and the Investor consents in writing to such Intraday Purchase. The Company may submit up to three (3) Intraday Purchase Notices in a single business day provided that delivery of shares by the Company pursuant to all prior Intraday Purchase Notices has been made.

Other Terms

The Company will control the timing and amount of any sales of Common Stock to the Investor pursuant to the Purchase Agreement. The Investor does not have the right to require the Company to sell any shares of Common Stock, but is obligated to purchase shares as directed by the Company, subject to the conditions set forth in the Purchase Agreement.

The actual amount and timing of any sales of Common Stock will be determined by the Company at its discretion and will depend on various factors, including, among others, general market conditions, the trading price of the Common Stock, and the Company’s assessment of appropriate funding sources for its operations. The net proceeds that the Company may receive under the Purchase Agreement will vary based on the frequency of sales and the prices at which shares are sold to the investor. The Company currently intends to use any proceeds from such sales for working capital and general corporate purposes.

In the case of Regular Purchases, Add-On Purchases and Intraday Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The aggregate number of shares that the Company can sell to the Investor under the Purchase Agreement is limited and may not exceed 179,792 shares (subject to adjustment as described above), which is equal to 19.99% of the total shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless either of the following conditions is satisfied: (i) the Company obtains stockholder approval to issue Purchase Shares in excess of the Exchange Cap; or (ii) the Average Price (defined herein) equals or exceeds the lower of: (A) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the date of the Purchase Agreement; and (B) the average official closing price of our Common Stock on Nasdaq for the five (5) consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement. For purposes of this determination, the “Average Price” will be calculated as the quotient of: (x) the aggregate gross purchase price paid by the Investor for all shares of Common Stock purchased under the Purchase Agreement, divided by (y) the aggregate number of shares of Common Stock issued to the Investor under the Purchase Agreement.

In all cases, the Purchase Agreement also prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the then total outstanding shares of Common Stock.

The Purchase Agreement and the related Registration Rights Agreement impose no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages, except that while the Purchase Agreement remains in effect, the Company is prohibited, without the prior approval of the Investor, from entering into any variable, reset, or otherwise adjustable equity or equity-linked transactions, except for a future at-the-market offering facility with Dawson James Securities, Inc. (“Dawson James”). The Investor has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

In consideration for the Investor’s execution and delivery of the Purchase Agreement, the Company will pay the Investor a commitment fee equal to 1.5% of the total Commitment Amount (the “Commitment Fee”). The Commitment Fee is payable in cash, shares of Common Stock, or pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), or any combination thereof, at the Company’s sole discretion. If paid in shares of Common Stock or Pre-Funded Warrants (such shares, including any such shares issuable upon exercise of any Pre-Funded Warrants, collectively, the “Commitment Shares”), the number of shares issued will be determined based on the lower of: (i) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the Commencement Date; and (ii) the average official closing price of the Common Stock on the Principal Market for the five (5) consecutive trading days ending on the trading day immediately preceding the Commencement Date. The Commitment Fee will be fully earned and payable on the Commencement Date, regardless of whether the Investor purchases any shares under the Purchase Agreement or whether the agreement is later terminated.

If any portion of the Commitment Fee is paid in Commitment Shares, the Investor has agreed to hold all such shares and/or shares issued upon exercise of Pre-Funded Warrants for a minimum period of three (3) months following the Commencement Date. After the expiration of this initial three-month period, the Investor may sell up to fifty percent (50%) of the shares and/or shares issued upon exercise of Pre-Funded Warrants. The remaining fifty percent (50%) may not be sold until six (6) months after the Commencement Date.

The Company has agreed to pay Dawson James a cash fee equal to 1.5% of the gross proceeds received by the Company from sales of securities to the Investor pursuant to any Regular Purchase, Add-On Purchase, or Intraday Purchase, under an advisory agreement between the Company and Dawson James.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of both parties. The Company may terminate the Purchase Agreement at any time upon one business day’s notice without cost or penalty. Following the Commencement Date, the Investor may not terminate the Purchase Agreement due to any suspension events (the “Suspension Events”) specified therein, although the agreement will automatically terminate in the event of voluntary or involuntary participation, or threatened participation, in insolvency or bankruptcy proceedings by or against the Company that are not discharged within 90 days. So long as a Suspension Event has occurred and continues, the Company may not initiate any Regular Purchase or other purchase of shares by the Investor until the Suspension Event is cured. In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified by the Registration Rights Agreement, or (ii) the Commencement has not occurred on or before November 27, 2025, due to the failure to satisfy certain conditions to the Investor’s purchase obligations, then, in the case of clause (i), the Purchase Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement (defined herein) and, in the case of clause (ii), either party may terminate the Purchase Agreement at the close of business on November 27, 2025, or thereafter, without liability to the other party. However, that the right to terminate the Purchase Agreement pursuant to clauses (i) or (ii) is not available to any party that is in breach of any covenant, agreement, or representation under the Purchase Agreement at the time of such termination.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to: (a) file a registration statement on Form S-1 (the “Registration Statement”) with the SEC within fifteen (15) calendar days from the date of the Purchase Agreement, covering (i) any shares of Common Stock issued as part of the Commitment Fee and (ii) the maximum number of Purchase Shares issuable pursuant to the Purchase Agreement (collectively, the “Registrable Securities”); (b) use its reasonable best efforts to have the Registration Statement any amendment thereto declared effective under the Securities Act of 1933, as amended (the “Securities Act”), within forty-five (45) days after its filing date; and (c) use its best efforts to keep such Registration Statement continuously effective under the Securities Act pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the date on which the Investor shall have resold all the Registrable Securities covered thereby and no Available Amount (as defined in the Purchase Agreement) remains under the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the full texts of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The Commitment Shares and the Purchase Shares will be issued and sold by the Company to the Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated September 11, 2025, by and between Glucotrack, Inc. and Sixth Borough Capital Fund, LP.
10.2	Registration Rights Agreement, dated September 11, 2025, by and between Glucotrack, Inc. and Sixth Borough Capital Fund, LP.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2025
GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer